UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2022

SENTINELONE, INC.
(Exact name of registrant as specified in its charter)
_____________________________________________________________________________________________

Delaware	001-40531	99-0385461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	444 Castro Street
	Suite 400
Mountain View	California	94041
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (855) 868-3733
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	S	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 15, 2022, SentinelOne, Inc., a Delaware corporation (“SentinelOne” or the “Company”), certain of its wholly owned subsidiaries, Attivo Networks, Inc. (the “Target”) and Fortis Advisors LLC (solely in its capacity as the representative of stockholders of the Target) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, the Company will pay total consideration of $616.5 million, subject to adjustments set forth in the Agreement (the “Aggregate Consideration”) in exchange for all the issued and outstanding equity of the Target (the “Acquisition”).

The Aggregate Consideration payable to stockholders of the Target consists of approximately 58% cash and approximately 42% in shares of the Company's Class A common stock (the “Stock Consideration”). The number of shares to be issued in connection with the Stock Consideration will be based on a fixed value of $40.49 per share, which represents the average of the daily volume weighted average sales price of a share of the Company’s Class A common stock for the 30 consecutive trading days ending on March 14, 2022), subject to adjustments as set forth in the Agreement. Outstanding Target stock options that are vested as of the closing of the transaction will be cancelled in exchange for a cash payment. Outstanding Target stock options that are unvested will be converted into options to purchase Company Class A common stock. The Company will establish a customary retention pool for continuing employees of the Target.

A portion of the Aggregate Consideration will be held in escrow, for a 15-month escrow period to serve as security for potential indemnification claims under the Merger Agreement. In addition, the Merger Agreement contains customary representations, warranties and covenants from each of the parties. The Company expects to complete the Acquisition in the second fiscal quarter of 2022, at which time the Target will become a wholly-owned subsidiary of the Company, and is subject to customary closing conditions, including the expiration of termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Merger Agreement also provides customary termination rights to each of the parties.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending April 30, 2022.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.
As described in Item 1.01, under the terms of the Agreement, the Company has agreed to issue shares of SentinelOne’s Class A common stock. This issuance and sale will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. Accordingly, the offer and sale of shares of the Company’s Class A common stock have not been registered under the Securities Act and such shares may not be offered or sold in the United States except pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

Item 7.01. Regulation FD Disclosure.

On March 15, 2022, the Company issued a press release announcing the Company’s entry into the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release issued by SentinelOne, Inc. dated March 15, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTINELONE, INC.

Date: March 15, 2022	By:	/s/ David Bernhardt
David Bernhardt
Chief Financial Officer